                                                                       Exhibit 4

                     NOISE CANCELLATION TECHNOLOGIES, INC.
                              STOCK INCENTIVE PLAN
                          (AS ADOPTED APRIL 14, 1993,
                      AND AMENDED THROUGH AUGUST 16, 1996)



         1.      PURPOSE.

                 The purpose of the Noise Cancellation Technologies, Inc. Stock Incentive Plan (the "Plan") is to promote the interests of Noise Cancellation Technologies, Inc. (the "Corporation") and its stockholders by:

                 (a) affording its employees, members of the Board of Directors of the Corporation (the "Board") who are not employees of the Corporation or any subsidiary thereof ("Outside Directors") and active consultants to the Corporation an incentive by means of an opportunity to acquire Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), to remain associated with the Corporation and to exert their maximum efforts on its behalf.

                 (b) recognizing the contributions and sacrifices made by its employees and certain Outside Directors by granting them options to acquire Common Stock and thereby affording them an opportunity to share in the increase in the value of the Common Stock and an incentive to remain associated with the Corporation and to exert their maximum efforts in its behalf; and

                 (c) enhancing the Corporation's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors and consultants and providing additional incentive for such directors and consultants to make a maximum contribution to the Corporation's success through continuing and increased share ownership in the Corporation.

         2.      ADMINISTRATION.

                 The Plan shall be administered by the Board or, at the discretion of the Board, a committee appointed by the Board consisting of at least two (2) Directors and designated as either the Compensation Committee or the Option Committee (the "Committee") of the Board. As used in this Plan, the term "Administrator" shall mean the Board, or, if the Board has appointed a Committee to administer the Plan, the Committee, as the case may be. In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Administrator shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be binding upon all persons.

         3.      SHARES SUBJECT TO THE PLAN.

                 The aggregate number of shares of Common Stock which may be covered by stock options (the "Options") and restricted shares (the "Restricted Shares") granted pursuant to the Plan is 10,000,000 shares, subject to adjustment under Section 11. Shares which may be delivered on exercise or settlement of Options or Restricted Shares may be previously issued shares reacquired by the Corporation or authorized but unissued shares. Restricted Shares that are forfeited and shares covered by Options that are forfeited, cancelled, or that otherwise expire unexercised shall again be available for grant under the Plan.

         4.      ELIGIBILITY.

         The Administrator shall from time to time in its discretion select the employees and active consultants to whom Options and Restricted Shares shall be granted (the "Participants") from among the employees and consultants of the Corporation and its subsidiary corporations (the "Subsidiaries"). Except as provided in the next sentence, Outside Directors of the Corporation are only eligible for the Options and Restricted Shares described in Sections 8 and 10 below. In addition, Options are hereby granted to the Participants and two (2) Outside Directors listed on Schedule A attached hereto in the amounts set forth after their respective names.

         5.      TERMS OF OPTIONS GRANTED TO PERSONS ON SCHEDULE A.

                 (a) The Options are granted as of October 6, 1992, the effective date of the Plan and the date of the adoption of the Plan by the Option Committee (prior to amendment on April 14, 1993), subject to the provisions of Section 19 below. Each Option shall be for the right to purchase one share of Common Stock.

                 (b) Each Option shall be for a term of seven (7) years from the "First Exercise Date" as hereinafter defined. The "First Exercise Date" shall be the later of: (i) the date on which the Plan is approved by the Stockholders of the Corporation, or (ii) 180 days after the date on which the registration statement filed with the Securities and Exchange Commission (the "SEC") on August 31, 1992 is declared effective by the SEC.

                 (c) The purchase price for each share of Common Stock subject to an Option shall be $2.375, the fair market value of the Common Stock on October 6, 1992, the date of the grant of Options.

                 (d) Each Option shall become fully vested on the First Exercise Date.

         6.      TERMS OF CERTAIN OTHER OPTIONS.

                 The following terms apply to Options other than those Options granted in accordance with Section 5 above to the Participants and two (2) Outside Directors listed on Schedule A and other than those granted in accordance with Section 8 below to Outside Directors.

                 (a) The Administrator shall, in its discretion, determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option. The Administrator shall have the discretion to designate Options as incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of incentive stock options, the aggregate fair market value (determined as of the date the Option is granted) of the stock for which Options may become exercisable by any Participant for the first time during any calendar year (under all stock option plans of the Corporation and its Subsidiaries) shall not exceed $100,000. Options may be granted under the Plan on such terms and conditions as the Administrator considers appropriate, which may differ from those provided in the Plan, where such Options are granted in substitution for stock options held by employees of other companies who concurrently become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing company with, or the acquisition of the property or stock of the employing company by, the Corporation or a Subsidiary.

                 (b) Except as provided in paragraph (d), each Option shall be for such term as the Administrator shall determine, but not more than ten (10) years from the date it is granted, except that the term of an Option, other than an incentive stock option, may extend up to eleven (11) years from the date the Option is granted if the Participant dies within the tenth year following the date of grant.

                 (c) Except as provided in paragraph (a), the purchase price for each share of Common Stock subject to an Option shall be no less than the fair market value of the Common Stock on the date the Option is granted.

                 (d) In the case of an incentive stock option, as defined in Section 422(b) of the Code, granted to a Participant who at the time of the Option is granted owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the corporation employing such Participant or of its parent corporation or a subsidiary corporation (as defined in Section 424(e) and 424(f), respectively, of the Code), the purchase price for each share of Common Stock subject to the Option shall be at least one hundred ten (110%) percent of the fair market value of the share at the time such Option is granted and such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                 (e) In the case of incentive stock options, the instrument evidencing such Options shall provide that if, within two
         (2) years from the date of grant of the Option or within one (1) year after the transfer of shares of Common Stock to the Participant on exercise of the Option, the Participant makes disposition (as defined in Section 424(c) of the Code) of any shares of such Common Stock, the Participant shall notify the Corporation of such disposition in the manner and within the time as the Administrator in its discretion shall determine. The Administrator may direct that a legend restricting transfer in the absence of appropriate notification be affixed to any stock certificates representing Common Stock transferred under the Plan.

         7.      TERMS APPLICABLE TO ALL OPTIONS.

                 (a) Exercise of an Option shall be by written notice in the form and manner determined by the Administrator. The Administrator may in its discretion (i) determine installment exercise terms for an Option under which it may be exercised in a series of cumulative installments; (ii) prescribe rules limiting the frequency of exercise of Options or the minimum number of shares that may be exercised at any one time; (iii) determine the form of consideration (including cash, shares of Common Stock valued at fair market value as of the date of exercise, or any combination of cash and shares of Common Stock) which may be accepted in payment of the purchase price of shares purchased pursuant to the exercise of an Option; and (iv) prescribe such other rules or conditions as it considers appropriate regarding the exercise of Options granted under the Plan.

                 (b) Each Option shall be evidenced by a written instrument which shall state such terms and conditions which are not inconsistent with the provisions of the Plan as the Administrator in its sole discretion shall determine and approve, including terms and conditions regarding the exercise of Options upon termination of employment or service.

                 (c) The Administrator may, in its discretion, make loans available to Participants and Outside Directors, on reasonable terms, with funds to be provided by the Corporation, to facilitate payment by any Participant or Outside Director of the exercise price of, or any tax withholding obligation incurred with respect to any Options granted under the Plan. The Administrator or the Corporation may, in their respective discretion, take other steps to enable the Corporation to facilitate the payment of such exercise price or tax withholding obligations, including but not limited to arranging for the provisions of loans by, or other arrangements with, third parties, including but not limited to banks or brokers, with or without a guarantee of such loans by the Corporation.

         8.      OUTSIDE DIRECTORS' OPTIONS.

                 Effective the date of an Outside Director's initial election the Board of Directors, each Outside Director shall automatically be granted Options to purchase 75,000 shares of Common Stock. All such Options shall be nonstatutory stock options. The purchase price of the Options shall be the fair market value of the Common Stock on the date the Options are granted.

                 Except as set forth below, one-third (1/3) of the total number of shares subject to Options granted to an Outside Director shall become exercisable on the date of grant, one-third (1/3) on the first anniversary of the date of grant and one-third (1/3) on the second anniversary of the date of grant. The right to purchase shares with respect to Options which have become exercisable shall be cumulative during the term of the Options. All of such 75,000 Options granted to an Outside Director shall immediately become exercisable in the event of a Change of Control, as defined in Section 12 below. The Options may be exercised by an Outside Director during the period that an Outside Director remains a member of the Board and for a period of thirty-six (36) months following retirement, provided that only those Options exercisable at the date of an Outside Director's retirement may be exercised during the period following retirement; and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant. In the event of the death of an Outside Director, his or her Options shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Options shall pass by the Outside Director's will or the laws of descent and distribution, and (ii) if an to the extent that the Outside Director was entitled to exercise the Options at the date of the Outside Director's death, provided that in no event shall the Options be exercisable more than ten (10) years after the date of grant. Options granted to an Outside Director shall be exercisable only upon payment to the Corporation of the purchase price of the Options. Payment for the shares shall be in United States dollars, payable in cash, by check, in whole shares of Common Stock, or in a combination of whole shares of Common Stock and cash, having an aggregate fair market value equal to the purchase price of the Options.

         9.      RESTRICTED SHARES.

                 (a) The Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Administrator may determine, grant restricted shares to Participants under the Plan. Each grant of Restricted Shares shall be evidenced by a written instrument which shall state the number of Restricted Shares covered by the grant and the terms and conditions which the Administrator shall have determined with respect to such grant.

                 (b) A stock certificate representing the Restricted Shares granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Corporation for the Participant's account. The Participant generally shall have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote or otherwise act as a stockholder with respect to such Restricted Shares, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restriction Period (as defined in paragraph (d) below) and the satisfaction of any other conditions prescribed by the Administrator;
         (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to termination of the Restriction Period; and (iii) the Participant shall forfeit and immediately transfer back to the Corporation without payment all of the Restricted Shares, and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Corporation, if and when the Participant cases to be an employee of the Corporation or any of its Subsidiaries prior to expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Administrator applicable to such Restricted Shares. Cash dividends, if any, with respect to the Restricted Shares shall be paid to the Participant.

                 (c) Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock, but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional shares to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares.

                 (d) Vesting of each grant of Restricted Shares shall require employee Participants to remain in the employment of the Corporation or a Subsidiary for a prescribed period (the "Restriction Period") subject to acceleration upon the occurrence of certain events, as the Administrator may determine and specify in the written instrument evidencing such grant. The Administrator shall determine the Restrictions Period or Periods which shall apply to the shares of Common Stock covered by each grant of Restricted Shares, provided that in no case shall the Restriction Period be less than one
         (1) year.

         10.     OUTSIDE DIRECTORS' RESTRICTED SHARES.

                 Each Outside Director shall be granted 5,000 Restricted Shares on the date of his or her initial election to the Board of Directors. In addition, 5,000 Restricted Shares shall be granted to each Outside Director elected at the Corporation's Annual Meeting of Stockholders (the "Annual Meeting") on the date of the Annual Meeting in each calendar year after the calendar year in which the Outside Director was initially elected to the Board of Directors. Each such grant of Restricted Shares shall be evidenced by a written instrument which shall state the number of Restricted Shares covered by the grant and the other terms and conditions which shall apply to such grant as provided under the Plan. In this regard, the provisions of paragraphs (b) and
(c) of Section 9 above shall apply to the grants of Restricted Shares to Outside Directors hereunder except that the Restriction Period shall be three
(3) years for all such Restricted Shares and the forfeiture described in clause
(iii) of said paragraph (b) shall not apply thereto.

         11.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                 If there is a change in the number or kind of outstanding shares of the Corporation's stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, or if there is a distribution to stockholders of the Corporation's Common Stock other than a cash dividend, appropriate adjustments shall be made by the Administrator to the number and kind of shares subject to the Plan; the number and kind of shares under Options and Restricted Shares then outstanding; the maximum number of shares available for Options and Restricted Shares; the purchase price for shares of Common Stock covered by Options; and other relevant provisions, to the extent that the Administrator, in its sole discretion, determines that such changes make such adjustments necessary to be equitable. Similar adjustment may also be made by the Administrator in its discretion if substitute Options are granted pursuant to Section 6(a).

         12.     CHANGE IN CONTROL.

                 Upon the occurrence of a Change in Control, all Options and Restricted Shares held by the Participants shall immediately become vested and exercisable unless the terms of the written instrument evidencing their grant specifically provides otherwise and all Options and Restricted Shares held by Outside Directors shall immediately become vested and exercisable, notwithstanding the provisions of Sections 8 and 10 above to the contrary. A "Change in Control" shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing twenty (20%) percent or more of the total voting power represented by the Corporation's then outstanding voting securities; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty (80%) percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an arrangement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         13.     TERMINATION OF EMPLOYMENT OR SERVICES.

                 The written instrument evidencing the grant of Options or Restricted Shares shall contain such provisions as the Administrator may determine concerning rights, limitations and forfeitures that may apply in the event of the termination of the employment of a Participant other than a Participant who has been granted Options under Section 4 above and is listed on Schedule A. The following paragraphs of this Section 13 apply to the termination of the employment or services of the Participants and Outside Directors with respect to Options under Section 4 above.

                 (a) Termination by Reason of Death or Disability. In the event the employment of a Participant or service of an Outside Director is terminated by reason of death or disability, any outstanding Options granted to such Participant or Outside Director shall vest as of the date of termination of employment or service and may be exercised, if at all, no more than one (1) year following termination of employment or service, unless the Options, by their terms, expire earlier or such longer period after such termination ending not later than the date the Option, by their terms, expire as may be determined by the Option Committee.

                 (b) Termination by Retirement. In the event the employment of a Participant or service of an Outside Director is terminated by reason of Retirement, any outstanding Options granted to such Participant or Outside Director which are vested as of the date of termination of employment or service may be exercised, if at all, no more than three (3) years following termination of employment or service, unless the Options, by their terms, expire earlier or such longer period after such termination ending not later than the date the Option, by their terms, expire as may be determined by the Option Committee. For the purpose of this paragraph (b), and until such time as the Corporation establishes a retirement program, the criteria for Retirement are defined as a Participant or Outside Director whose age in years on the date of Retirement when added to the number of years of continuous service with the Corporation and its subsidiaries immediately preceding such date equals a number greater than fifty-one
         (51), provided the number of such years of service is not less than five (5). Exceptions to these criteria may be made by action of the Board of Directors.

                 (c) Termination of Employment for Other Reasons. If the employment of a Participant or service of an Outside Director shall terminate for any reason other than the reasons set forth in (a) or
         (b) above, and other than for cause, all outstanding Options granted to a Participant which are vested as of the date of termination of employment or service may be exercised by such Participant or Outside Director within the period beginning on the effective date of termination of employment or service and ending three (3) months after such date, unless the Options, by their terms, expire earlier or within such longer period after such termination ending not later than the date the Option, by their terms, expire as may be determined by the Option Committee.

                 (d) Termination for Cause. If the employment or service of a Participant or Outside Director shall terminate for cause, all outstanding Options held by such Participant or Outside Director shall immediately terminate and be forfeited to the Corporation, and no additional exercise period shall be allowed.

                 (e) Options Not Vested at Termination. Any outstanding Options not vested as of the effective date of termination of employment or service shall expire immediately and shall be forfeited to the Corporation.

         14.     TRANSFERABILITY OF OPTIONS.

                 Options shall be non-assignable and non-transferable by the Participants and Outside Directors other than by will or the laws of descent and distribution, and shall be exercisable during a Participant's or Outside Director's lifetime only by the Participant or Outside Director or his or her agent, attorney-in-fact, or guardian.

         15.     LAWS AND REGULATIONS.

                 The Plan, the grant and exercise of Options, the grant of Restricted Shares and the obligations of the Corporation to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules.

         16.     NO EMPLOYMENT RIGHTS.

                 Nothing in the Plan shall confer upon any employee of the Corporation or any Subsidiary of the Corporation any right to continued employment, or interfere with the right of the Corporation or a Subsidiary to terminate his or her employment at any time.

         17.     TAX WITHHOLDING.

                 Any payment to or settlement with a Participant or Outside Director in cash, or in Common Stock, pursuant to any provision of the Plan shall be subject to withholding of income tax, FICA tax or other taxes to the extent the Corporation is required to make such withholding. Any required withholding payable by a Participant or Outside Director with respect to any tax may be paid in whole shares of Common Stock or in a combination of whole shares of Common Stock and cash, having an aggregate fair market value equal to the amount of any required withholding obligation.

         18.     TERMINATION; AMENDMENTS.

                 (a) The Administrator may at any time terminate the Plan. Unless the Plan shall previously have been terminated by the Administrator, it shall terminate on the tenth anniversary of the First Exercise Date. No Option or Restricted Share may be granted after such termination.

                 (b) The Administrator may at any time or times amend the Plan or amend any outstanding Options or Restricted Shares for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment of any outstanding Option or Restricted Share shall contain terms or conditions inconsistent with the provisions of the Plan as determined by the Administrator.

                 (c) Except as provided in Section 11, no such amendment shall, without the approval of the stockholders of the Corporation:
         (i) increase the maximum number of shares of Common Stock for which Options and Restricted Shares may be granted under the Plan; (ii) except to the extent required or permitted under Section 6(a) in the case of substitute Options, reduce the price at which Options may be granted below the price provided for in Section 6(c); (iii) reduce the Option Price of outstanding Options; (iv) extend the period during which Options or Restricted Shares may be granted; (v) except to the extent permitted or required under Section 6(a) in the case of substitute Options, extend the period during which an outstanding Option may be exercised beyond the maximum period provided for in
         Section 6(b); (vi) materially increase in any other way the benefits accruing to Participants; (vii) change the class of persons eligible to be Participants; or (viii) preclude a member of the Option Committee as acting as a "disinterested administrator" (as defined for the purpose of Rule 16b-3, or any successor rule under the Exchange
         Act) of the Plan or any other stock-based employee benefit plan of the Corporation.

                 (d) The provisions of Sections 8 and 10 may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or rules thereunder.

         19.     EFFECTIVE DATE.

                 The Plan shall become effective upon approval by the Option Committee; provided, however, that the Plan shall be submitted to the Board and to the stockholders for approval, and if not approved by the stockholders within one year from the date of approval by the Board shall be of no force and effect. Options and Restricted Shares granted by the Option Committee before approval of the Plan by the stockholders shall be granted subject to such approval and shall not be exercisable or payable before such approval. Options and Restricted Shares may be granted by the Administrator, or other actions may be taken under or with respect to the Plan, pursuant to any Plan amendment that is subject to stockholder approval, prior to the receipt of such stockholder approval, provided that such Options and Restricted Shares shall not be exercisable or payable before such approval.

         20.     SUCCESSORS.

                 All obligations of the Corporation under the Plan shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Corporation.

         21.     GOVERNING LAW.

                 The Plan, and any and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York and the United States of America.

                                                                      SCHEDULE A
                              STOCK INCENTIVE PLAN
                                GRANTEES (1) (4)


                                                         NUMBER OF
                                                         ---------
       NAME                                               OPTIONS
       ----                                               -------
 Denenberg, Jeffrey (3)                                    104,846
 Fogarty, Stephen                                           43,200
 Gerecke, William                                           12,150
 Haft, Jay                                                  50,000
 Hammond, Cy                                               169,718
 Hiney, James                                                4,554
 Horton, John (3)                                           99,417
 Lebovics, Irene                                            51,300
 McCloy II, John                                           250,000
 Miller, Dennis                                             13,500
 Oolie, Sam                                                 50,000
 Parrella, Michael                                         250,000
 Ross, Colin                                                10,800
 Verschueren, Luc (3)                                      228,254
 Ziegler, Eldon                                             20,250

                                                          CONVERT TO
                                                          ----------
                                        NO. OF              $2.375
                                        ------              ------
     NAME                            $5.09 OPTIONS          OPTIONS
 --------------                      -------------          -------
 Arnold, Michael                         3,312               1,656
 Atwell, Carl                            7,590               3,795
 Baker, Neal                             3,312               1,656
 Brenton, Peter                          6,900               3,450
 Burdick, John                          21,600              10,800
 Burke, Jane                            13,248               6,624
 Burke, Michael                         10,120               5,060
 Busch, Ralph                           10,120               5,060
 Claybaugh, David                       12,650               6,325
 Conley, Jack                            6,118               3,059
 Dobandi, Lelia                          5,796               2,898
 Dorling, Chris                          8,280               4,140
 Eatwell, Graham                        45,900              22,950

                                                           CONVERT TO
                                                           ----------
                                      NO. OF $5.09           $2.375
                                      ------------           ------
    NAME  (cont.)                   OPTIONS (cont.)      OPTIONS (cont.)
 -------------------                ---------------      ---------------
 Evans, Robert                           8,855               4,428
 Friedlander, Paul                      19,872               9,936
 Friesen, Robert                         3,312               1,656
 Gardner, John                           9,200               4,600
 Gere, Roger                            12,420               6,210
 Gordon, Ross                              230                 115
 Hammel, John                            8,096               4,048
 Havrilla, Lisa                          6,900               3,450
 Heiferling, Mark                        4,140               2,070
 Hildebrand, Stephen                     6,900               3,450
 Hoge, John                              9,200               4,600
 Hohman, John                           11,385               5,693
 Hulse, Carlos                          11,040               5,520
 Hyman, Richard                         32,400              16,200
 Jones, James                           11,040               5,520
 Kulikauskas, Joseph                     7,590               3,795
 Langley, Andrew                        37,800              18,900
 Lumsden, Yvonne                         4,416               2,208
 Machacek, Steven                        6,118               3,059
 McLoughlin, Michael                    11,776               5,888
 Meier, Kelly Ann                        5,520               2,760
 Meyer, John                             6,118               3,059
 Miller, Scott                          15,686               7,843
 Millwood, Rebecca                       4,416               2,208
 Mitchell, Keith                        12,650               6,325
 Molito, Susan                           4,761               2,381
 Monroe, Robert                          6,164               3,082
 Moore, Greta                            2,208               1,104
 Nash, Christine                         4,140               2,070
 Nowalk, Jeffrey                         2,944               1,472
 Nurthern, John                         12,420               6,210
 Pampena, Tricia                         2,070               1,035
 Paxton, Martin                          6,900               3,450
 Robinson, Rene                          2,944               1,472
 Rustici, Kari                           3,105               1,553
 Sabett, Randy                          11,638               5,819
 Scott, Roy                             11,132               5,566
 Smith, Dexter                           9,936               4,968
 St. Pierre,  Barry                      6,992               3,496
 Steffens, Thomas                        6,118               3,059
 Suter, Raymond                          9,200               4,600
 Turban, Karl                            3,312               1,656

                                                           CONVERT TO
                                                           ----------
                                    NO. OF $5.09             $2.375
                                    ------------             ------
     NAME  (cont.)                 OPTIONS (cont.)       OPTIONS (cont.)
 -------------------               ---------------       ---------------
 Tye, George                             8,464               4,232
 Yingling, Randy                         2,530               1,265


Footnotes:
(1) All persons who formerly held stock appreciation rights under the Company's stock appreciation rights program (and who lost such stock appreciation rights upon the cancellation and termination of that plan effective January 1, 1992) were granted one option for every stock appreciation right forfeited.
(2) Certain non-executive officer employees of the Company were granted stock options, in lieu of forfeited stock appreciation rights, in April and June of 1992 at an exercise price of $5.09 per share. These non-executive officer employees have the right to exchange all (but not part) of those $5.09 options for new options under the Plan on the basis of one new option for every two $5.09 options owned.
(3) Those persons forfeiting options in connection with the completion of the private placement were granted new options under the Plan equal to the number of options forfeited by such person multiplied by a multiplier the numerator of which is the market price of the Company's common stock on October 6, 1992 (2.375), and the denominator of which is the exercise price applicable to the options forfeited by the person in question.
(4) All grants were made October 6, 1992, at an exercise price of $2.375, the fair market value of the Company's common stock on that date.